UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 31, 2012

WATSON PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	001-13305	95-3872914
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Morris Corporate Center III 400 Interpace Parkway Parsippany, New Jersey	07054
(Address of Principal Executive Offices)	(Zip Code)

(862) 261-7000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On October 31, 2012, Watson Pharma S.à r.l. (the “Purchaser”), a company incorporated in Luxembourg and wholly-owned subsidiary of Watson Pharmaceuticals, Inc., a Nevada corporation (“Watson”), Nitrogen DS Limited, a company incorporated in the British Virgin Islands (“Nitrogen”), Landsbanki Islands hf., a company incorporated in Iceland (“Landsbanki”) and Deutsche Bank AG, London Branch, a branch of a company incorporated under the laws of the Federal Republic of Germany (“DB”), entered into an amendment (the “Purchase Agreement Amendment”) to that certain Sale and Purchase Agreement (the “Purchase Agreement”), dated as of April 25, 2012, by and among, Watson, the Purchaser, Actavis Acquisition Debt S.à r.l., a company incorporated in Luxembourg (the “Vendor”), Nitrogen, Landsbanki, ALMC Eignarhaldsfélag ehf., a company incorporated in Iceland (“ALMC”, together with Nitrogen and Landsbanki, the “Indirect Equity Holders”), ALMC hf., a company incorporated in Iceland, Argon Management S.à r.l., a company incorporated in Luxembourg, the Managers party thereto and DB (together with Landsbanki, the “Debt Holders” and the Debt Holders together with the Indirect Equity Holders and the Managers, the “Indirect Interest Holders”) pursuant to which the parties amended certain provisions of the Purchase Agreement relating to the mechanics by which the novation of the Vendor’s rights and obligations under the Purchase Agreement occurs, such that following completion of the acquisition of the Interests (as defined below) and the assumption of a payable (“Completion”) and upon the Vendor’s election, all of the rights and obligations of the Vendor under the Purchase Agreement shall be novated and ultimately transferred to Nitrogen, Landsbanki, DB and the Managers party to the Purchase Agreement, who shall then assume responsibility in pre-determined proportions for the performance of the Vendor’s obligations (subject to the same limitations incumbent on the Vendor’s obligations in the Purchase Agreement) (the “Novation”).

The Purchase Agreement Amendment also provides that following the Novation, Landsbanki and DB may withdraw their respective proportions of monies paid into escrow accounts established at Completion to settle any liability for claims by the Purchaser in respect of their proportionate liability for completion account adjustments and breaches of the interim covenants or Vendor’s warranties, such that the Purchaser may only seek recovery for their proportionate liability directly from Landsbanki and DB in the event of any such claims.

The foregoing description of the Purchase Agreement Amendment and Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full texts of the Purchase Agreement Amendment filed hereto as Exhibit 2.1 and the Purchase Agreement filed as Exhibit 2.1 to the current report filed on Form 8-K dated as of April 25, 2012, and incorporated herein by reference. The Purchase Agreement Amendment has been included to provide investors with information regarding its terms, however it is not intended to provide any other factual information about Watson, the Vendor, the Companies or the Indirect Interest Holders.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On October 31, 2012, Watson and the Purchaser completed the acquisition (the “Acquisition”) of (i) the entire issued share capital of Actavis, Inc., a Delaware corporation, Actavis Pharma Holding 4 ehf., a company incorporated in Iceland, and Actavis S.à r.l., a company incorporated in Luxembourg (collectively, the “Companies”) and (ii) all the rights of the Vendor, in certain indebtedness of the Companies (the “Intra Group Debt” and, together with the shares of the Companies, the “Interests”).

Pursuant to the terms of the Purchase Agreement, the Purchaser made a cash payment of €4.0 billion and paid €100 million of indebtedness of the Vendor in exchange for the Interests. In addition, certain Indirect Interest Holders received the potential right to receive contingent consideration payable in the form of up to 5.5 million newly issued shares of Common Stock, $0.0033 par value per share, of Watson (“Common Shares”) based on the Companies’ financial performance in 2012 as described in the Purchase Agreement.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

In connection with the completion of the Acquisition, and pursuant to and in accordance with the Fourth Amendment and Restatement of the 2001 Incentive Award Plan of Watson, effective as of May 4, 2007, as amended, the compensation committee of the Board of Directors approved a one-time grant of restricted Common Shares to members of the executive committee, as follows:

Sigurdur Olafsson	14,543 restricted Common Shares

Robert Stewart	14,543 restricted Common Shares

David Buchen	5,817 restricted Common Shares

R. Todd Joyce	5,817 restricted Common Shares

Charles Mayr	2,909 restricted Common Shares

Patrick Eagan	2,909 restricted Common Shares

G. Frederick Wilkinson	2,909 restricted Common Shares

Each of the grants shall become vested in full subject to such individual’s continued employment by Watson on October 31, 2014.

Item 7.01. Regulation FD Disclosure.

Watson’s news release announcing the completion of the Acquisition is furnished as Exhibit 99.1 to this Form 8-K.

In connection with the completion of the Acquisition of the Companies, Watson also announced its intent to adopt the brand name “Actavis” for its worldwide operations beginning in 2013 and the appointment of its Global Generics management team, including its U.S. and international businesses and R&D team. The news releases announcing the intended name change and the Global Generics management team are furnished as Exhibits 99.2 and 99.3 respectively to this Form 8-K.

The information in the news releases shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Exhibit

2.1	Deed of Modification and Withdrawal from Escrow Accounts, dated as of October 31, 2012, to the Sale and Purchase Agreement dated April 25, 2012, by and among Nitrogen DS Limited, Landsbanki Islands hf., ALMC Eignarhaldsfélag ehf., ALMC hf., Argon Management S.à r.l., the Managers party thereto, Deutsche Bank AG, London Branch, Actavis Acquisition Debt S.à r.l., Watson Pharma S.à r.l. and Watson Pharmaceuticals, Inc.

99.1	Press Release issued by Watson Pharmaceuticals, Inc. on October 31, 2012.

99.2	Press Release issued by Watson Pharmaceuticals, Inc. on October 31, 2012.

99.3	Press Release issued by Watson Pharmaceuticals, Inc. on October 31, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 31, 2012	WATSON PHARMACEUTICALS, INC.

	By:	/s/ David A. Buchen
	Name:	David A. Buchen, Esq.
	Title:	Chief Legal Officer – Global

EXHIBIT INDEX

Exhibit No.	Description

2.1	Deed of Modification and Withdrawal from Escrow Accounts, dated as of October 31, 2012, to the Sale and Purchase Agreement dated April 25, 2012, by and among Nitrogen DS Limited, Landsbanki Islands hf., ALMC Eignarhaldsfélag ehf., ALMC hf., Argon Management S.à r.l., the Managers party thereto, Deutsche Bank AG, London Branch, Actavis Acquisition Debt S.à r.l., Watson Pharma S.à r.l. and Watson Pharmaceuticals, Inc.

99.1	Press Release issued by Watson Pharmaceuticals, Inc. on October 31, 2012.

99.2	Press Release issued by Watson Pharmaceuticals, Inc. on October 31, 2012.

99.3	Press Release issued by Watson Pharmaceuticals, Inc. on October 31, 2012.